EXHIBIT 99.1

Golden Matrix Files Definitive Proxy Statement

Will Hold Special Meeting of Shareholders on March 19, 2024 to

 Vote on Approval of Acquisition of the MeridianBet Group

LAS VEGAS, NV, February 6, 2024 - Golden Matrix Group Inc. (NASDAQ:GMGI)(the “Company” or “GMGI”), a developer, licensor and global operator of online gaming and eCommerce platforms, systems and gaming content, today announced that the Company will hold a Special Meeting of Shareholders to vote on, among other things, the proposed acquisition of the MeridianBet Group. The meeting will take place on March 19, 2024, at 12:00 P.M. Las Vegas time. The meeting will be held in a virtual format, via live audio webcast. Shareholders will be mailed a control number which they will need to join the virtual meeting.

Shareholders of record as of the close of business on January 31, 2024, and shareholders holding a legal proxy for the meeting, are eligible to attend and vote at the meeting. Shareholders who are eligible to vote will be mailed a Notice of Internet Availability of Proxy Materials, or E-proxy notice, which contains instructions on how to vote their shares. Shareholders are encouraged to vote and submit proxies as early as possible in advance of the meeting by one of the methods described in the E-proxy notice.

About Golden Matrix

Golden Matrix Group, based in Las Vegas, Nevada, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote, proxy or approval in connection with the purchase agreement relating to the proposed acquisition of MeridianBet Group (the “Purchase Agreement”) or related transactions. In connection with the transactions contemplated by the Purchase Agreement, GMGI has filed with the Securities and Exchange Commission (SEC), on February 2, 2024, a definitive proxy statement to seek shareholder approval for the Purchase Agreement and the issuance of shares of common stock in connection with the Purchase Agreement and certain other matters, notice of filing of which will be sent to the shareholders of GMGI seeking their approval of the respective transaction-related proposals, as well as other documents regarding the proposed transactions. This communication is not a substitute for the definitive proxy statement or any other document GMGI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THAT DOCUMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GMGI AND THE PURCHASE AGREEMENT AND THE PROPOSED PURCHASE TRANSACTION.

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Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from GMGI at its website, https://goldenmatrix.com/investors-overview. Documents filed with the SEC by GMGI will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings or, alternatively, by directing a request by mail, email or telephone to GMGI at 3651 Lindell Road, Suite D131, Las Vegas, NV 89103; ir@goldenmatrix.com, or (702) 318-7548, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of GMGI in respect of the transactions contemplated by the Purchase Agreement under the rules of the SEC. Information about GMGI’s directors and executive officers and their ownership of GMGI is included in the definitive proxy statement for the Purchase Agreement.

The sellers, MeridianBet, and their respective directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from GMGI’s shareholders in connection with the Purchase Agreement. A list of the names of such parties and information regarding their interests in the Purchase Agreement is included in the definitive proxy statement for the Purchase Agreement.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and may be contained in other relevant materials to be filed with the SEC regarding the Purchase Agreement when they become available. Investors should read the definitive definitive proxy statement and any other available information carefully before making any voting or investment decisions. You may obtain free copies of these documents from GMGI using the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Purchase Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Golden Matrix Group

Contact: ir@goldenmatrix.com

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